EXEMPTED Company Registered and filed as No. 375056 On 29-Apr-2021

Assistant Registrar

CONYERS

Memorandum of Association of

Golden Ventures Acquisition Corporation

Grand Cayman

Cayman Islands

conyers.com

Auth Code: H43442092123
www.verify.gov.ky

THE COMPANIES ACT (2021 REVISION)

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

Golden Ventures Acquisition Corporation

1. The name of the Company is Golden Ventures Acquisition Corporation.

2. The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6. The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8. The share capital of the Company is US$13,850 divided into 125,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each, 12,500,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each and 1,000,000 Preferred Shares of a nominal or par value of US$0.0001 each.

9. The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

We, the undersigned, are desirous of being formed into a company pursuant to this Memorandum of Association and the Companies Act, and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated this 29th day of April, 2021

SIGNATURE, NAME, OCCUPATION AND ADDRESS OF SUBSCRIBER	**NUMBER OF SHARES TAKEN BY SUBSCRIBER**
Charlotte Cloete, Manager	One (1)

Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

____
Charlotte Cloete

____
Tara Ramoon
Witness to the above signature

Address: Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Occupation: Incorporations Administrator